Exhibit 99.1

Contact:

Innovative Solutions & Support, Inc.

Relland Winand

Chief Financial Officer

610-646-0350

rwinand@innovative-ss.com

Innovative Solutions & Support, Inc. Announces First Quarter Fiscal 2016 Financial Results

Exton, PA.  — February 10, 2016 — Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (ISSC) today announced its financial results for the first quarter of fiscal 2016 ended December 31, 2015.

For the first quarter of fiscal 2016, the Company reported sales of $6.6 million, compared to first quarter fiscal 2015 sales of $6.7 million. Gross profit for the first quarter of 2016 was up 20% from a year ago to $3.3 million, or 50.4% of revenues reflecting an increased mix of product revenue.  The Company reported a first quarter fiscal 2016 net loss of $215,000, or ($0.01) per share, compared to net income of $594,000, or $0.03 per share, in the first quarter of fiscal 2015, with the loss in the current quarter primarily attributable to an increase in legal expense and a one-time marketing expense, partially off-set by reduced compensation expense. In addition, first quarter fiscal 2015 earnings benefited from a tax benefit due to the retroactive reinstatement of the R&D tax credit effective January 1, 2014.

Geoffrey Hedrick, Chairman and Chief Executive Officer of IS&S, said, “Revenues in the first quarter doubled compared to the fourth quarter of fiscal 2015, reflecting further progress in our transition to greater production revenue. In addition, our gross margins increased to our historical product levels of over 50% in the current quarter compared to just 41% a year ago in the same quarter as we grew our production revenues, on both an absolute basis and as a proportion of our total revenue. We also booked over $12 million of new orders in the quarter, the best quarter of new business in over a year.  Although the bottom line was impacted, as anticipated, by an increase in legal expenses and internally funded research and development costs, from an operational perspective, we believe we are building momentum as well as strengthening our overall financial position.  The challenges presented by new and expanding regulatory and competitive demands are pressuring aircraft owners and operators to seek new technology that can provide cost-effective and easily implemented solutions.  Innovative Solutions & Support’s legacy has been built on our ability to respond to these market opportunities.   With a robust portfolio of products providing the widest range of applications the Company has ever offered, we believe we have a strong foundation to capitalize on a growing market.”

New orders in the first quarter of fiscal 2016 were $12.3 million. Backlog was $13.3 million at December 31, 2015, up from $7.6 million at September 30, 2105.  Backlog excludes potential future sole-source production orders from products in development under the Company’s engineering development contracts, including the Pilatus PC-24 and the KC-46A, which the Company expects to remain in production for a decade following completion of their respective development phases. The Company expects that these contracts will add to production sales already in backlog.

At December 31, 2015, the Company had $16.3 million of cash on hand, essentially unchanged from September 30, 2015.

Shahram Askarpour, President of IS&S, added, “Our focus on leveraging our growing portfolio of existing products has led to new production programs that we expect to quickly lead to revenues and generate attractive margins.  Innovative Solutions and Support has a long history of developing innovative new products, and the increased investment in internally-funded research and development over recent months has enabled us to introduce a number of new products, the most recent of which is our patent pending auto-throttle.  In addition, our aggressive marketing efforts have enabled us to penetrate potentially lucrative new geographic markets where we previously had a minimal presence, including Europe, the Middle East, and Asia, markets which are becoming important components of our growth strategy.   In the near term, our goal is to

sustain the momentum we have created, to diversify across both markets and geographies, and to continue to provide the market with price-for-performance solutions available to build our franchise and grow the business.”

Conference Call

The Company will be hosting a conference call February 11, 2016 at 10:00 a.m. ET to discuss these results and its business outlook. Please use the following dial in number to register your name and company affiliation for the conference call: 877-883-0383 and enter the PIN Number 3195580. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	December 31,	September 30,
	2015	2015
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$16,273,491	$16,282,039
Accounts receivable	5,346,678	2,394,695
Unbilled receivables, net	2,686,324	3,920,209
Inventories	4,523,910	4,597,316
Deferred income taxes	933,499	933,499
Prepaid expenses and other current assets	928,344	1,221,717

Total current assets	30,692,246	29,349,475

Property and equipment, net	7,047,627	7,095,330
Other assets	168,948	168,948
Total assets	$37,908,821	$36,613,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,570,818	$1,435,981
Accrued expenses	2,907,006	2,568,531
Deferred revenue	738,443	756,745

Total current liabilities	6,216,267	4,761,257

Deferred income taxes	507,184	507,184
Other liabilities	2,826	2,826
Total liabilities	6,726,277	5,271,267

Commitments and contingencies	—	—

Shareholders’ equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at December 31, 2015 and September 30, 2015	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,756,089 issued at December 31, 2015 and September 30, 2015, respectively	18,756	18,756

Additional paid-in capital	51,204,218	51,148,722
Retained earnings	603,330	818,768
Treasury stock, at cost, 1,846,451 shares at December 31, 2015 and September 30, 2015, respectively	(20,643,760)	(20,643,760)

Total shareholders’ equity	31,182,544	31,342,486

Total liabilities and shareholders’ equity	$37,908,821	$36,613,753

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

(unaudited)

	Three months ended
	December 31,
	2015	2014

Net sales	$6,583,578	$6,724,255

Cost of sales	3,267,767	3,962,450

Gross profit	3,315,811	2,761,805

Operating expenses:
Research and development	931,600	654,999
Selling, general and administrative	2,692,944	1,940,491
Total operating expenses	3,624,544	2,595,490

Operating (loss) income	(308,733)	166,315

Interest income	7,025	5,885
Other income	32,410	10,822
(Loss) income before income taxes	(269,298)	183,022

Income tax benefit	(53,860)	(410,720)

Net (loss) income	$(215,438)	$593,742

Net (loss) income per common share:
Basic	$(0.01)	$0.04
Diluted	$(0.01)	$0.03

Weighted average shares outstanding:
Basic	16,909,638	16,955,726
Diluted	16,909,638	17,040,681